Exhibit 4.5

WINTRUST FINANCIAL CORPORATION

as the Company

and

U.S. BANK NATIONAL ASSOCIATION

as Trustee

Subordinated Indenture

Dated as of

CROSS-REFERENCE TABLE

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.11
(a)(2)	7.11
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.08; 7.11
(b)	7.08; 7.09; 7.11; 10.02
311(a)	7.03
(b)	7.03
312(a)	4.03
(b)	10.15
(c)	10.15
313(a)	7.06
(b)(1)	7.06
(b)(2)	7.06
(c)	7.06; 10.02
(d)	7.06
314(a)	4.04; 4.05; 10.02
(b)	N.A.
(c)(1)	7.02; 10.03; 10.04
(c)(2)	7.02; 10.03; 10.04
(c)(3)	N.A.
(d)	N.A.
(e)	10.04
(f)	N.A.
315(a)	7.01(a); 7.02(a)
(b)	6.08; 10.02
(c)	7.01
(d)	6.07; 7.01(c)
(e)	6.09
316(a)(last sentence)	2.09
(a)(1)(A)	6.07
(a)(1)(B)	N.A.
(a)(2)	9.02
(b)	6.04
(c)	9.03
317(a)(1)	6.02
(a)(2)	6.02
(b)	2.06
318(a)	10.01
(c)	10.01

N.A. means Not Applicable

Note:  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

Section 11.12 Trustee Not Fiduciary for Holders of Senior Indebtedness	54

Section 11.13 Payment Permitted If No Default	55

SUBORDINATED INDENTURE, dated as of           , between Wintrust Financial Corporation, an Illinois corporation (the “Company,” which term includes any successor as permitted in accordance with the terms hereof) and U.S. Bank National Association, as Trustee.

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the issue from time to time of its subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof;

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any and all series thereof and of the coupons, if any, appertaining thereto as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01         Definitions.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent” means any Registrar, Paying Agent, transfer agent or Authenticating Agent.

“Authorized Newspaper” means a newspaper (which, in the case of The City of New York, will, if practicable, be The Wall Street Journal (Eastern Edition)) and published in an official language of the country of publication customarily published at least once a day for at least five days in each calendar week and of general circulation in The City of New York.  If it shall be impractical in the opinion of the Trustee to make any publication of any notice required hereby in an Authorized Newspaper, any publication or other notice in lieu thereof which is made or given with the approval of the Trustee shall constitute a sufficient publication of such notice.

“Board Resolution” means one or more resolutions of the board of directors of the Company or any authorized committee thereof, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or any day on which banking institutions or trust companies in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article 5 of this Indenture and thereafter means the successor.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any particular time its corporate trust business in Atlanta, Georgia shall be principally administered, which office as of the date of this instrument is located at U.S. Bank National Association, Global Corporate Trust Services, Two Midtown Plaza, 1349 West Peachtree Street, Suite 1050, Atlanta, Georgia 30309, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which any particular time its corporate agency business shall be conducted, which corporate trust offices at the date of this instrument are located at 100 Wall Street, Suite 1600, New York, New York 10005; Attention:  Account Manager—Wintrust and U.S. Bank Global Corporate Trust Services, 111 Fillmore Ave. E. , St. Paul, Minnesota 55107; Attention:  Account Manager—Wintrust, or, in the case of any of such offices or agency, such other address as the Trustee may designate from time to time by notice to the Holders and the Company.

“default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Registered Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Registered Global Securities of that series.

“Event of Default” means any event specified in Section 6.01, continued for the period of time, if any, and after the giving of the notice, if any, designated in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles in the U.S. as in effect as of the date hereof applied on a basis consistent with the principles, methods, procedures and practices employed in the preparation of the Company’s audited financial statements, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

“Holder” or “Securityholder” means the registered holder of any Security with respect to Registered Securities and the bearer of any Unregistered Security or any coupon appertaining thereto, as the case may be.

“Indenture” means this Indenture as originally executed and delivered or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established as contemplated pursuant to Sections 2.01 and 2.03.

“Officer” means, with respect to the Company, the Chief Executive Officer, any Vice Chairman, the President, any of the Executive Vice Presidents or any of the Senior Vice Presidents, the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, or the General Counsel.

“Officers’ Certificate”, when used with respect to the Company, means a certificate signed by the Chief Executive Officer, any Vice Chairman, the President, any of the Executive Vice Presidents or any of the Senior Vice Presidents, and the Treasurer or any Assistant Treasurer, the Secretary or any Assistant Secretary, or the General Counsel, and delivered to the Trustee.  Each such certificate shall comply with Section 314 of the Trust Indenture Act, if applicable, and, except as otherwise provided in this Indenture, each such certificate shall include the statements provided for in Section 10.04.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, and who is acceptable to the Trustee.  Each such opinion shall comply with Section 314 of the Trust Indenture Act, if applicable, and include the statements provided in Section 10.04, if and to the extent required thereby.

“Original Issue Date” of any Security (or portion thereof) means the earlier of (a) the date of authentication of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Principal” of a Security means the principal amount of, and, unless the context indicates otherwise, includes any premium payable on, the Security.

“Ranking Junior to the Securities”, when used with respect to any obligation of the Company, means any obligation of the Company which (a) ranks junior to and not equally with or prior to the Securities in right of payment upon the happening of any event of the kind specified in the first sentence of the first paragraph of Section 11.01, and (b) is specifically designated as ranking junior to the Securities by express provisions in the instrument creating or evidencing such obligation.

“Ranking on a Parity with the Securities”, when used with respect to any obligation of the Company, means any obligation of the Company which (a) ranks equally with and not prior to the Securities in right of payment upon the happening of any event of the kind specified in the first sentence of the first paragraph of Section 11.01, and (b) is specifically designated as ranking on a parity with the Securities by express provision in the instrument creating or evidencing such obligation.  The securing of any obligations of the Company, otherwise Ranking on a Parity with the Securities or Ranking Junior to the Securities, is not deemed to prevent such obligations from constituting obligations Ranking on a Parity with the Securities or Ranking Junior to the Securities.

“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary for such series in accordance with Section 2.02, and bearing the legend prescribed in Section 2.02.

“Registered Security” means any Security registered on the Security Register (as defined in Section 2.05).

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the corporate trust department (or any successor division or unit) of the Trustee located at the Corporate Trust Office, who shall have direct responsibility for the administration of this Indenture, and for purposes of Section 6.08 and Section 7.01(c)(2) shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture and, unless the context indicates otherwise, shall include any coupon appertaining thereto.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means the following, whether now outstanding or subsequently created, assumed or incurred:  (1) all indebtedness of the Company for money borrowed, including any obligation of, or any obligation guaranteed by, the Company, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments; (2) any deferred obligation of the Company for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (3) all obligations, contingent or otherwise, of the Company in respect of any letters of credit, bankers acceptances, security purchase facilities and similar transactions; (4) all capital lease obligations of the Company; (5) all obligations of the Company in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements; (6) all obligations of the type referred to in clauses (1) through (5) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any lien on any property or assets of the Company, whether or not such obligation is assumed by the Company; and (8) any obligations of the Company to its general creditors, as defined and required by the Federal Reserve under its final Basel III capital rules in 78 F.R. 62018 (Oct. 11, 2013) for subordinated debt to qualify as Tier 2 capital; provided, however, that “Senior Indebtedness” does not include (a) the Securities issued under this Indenture, (b) the junior subordinated debt securities of the Company underlying trust preferred securities issued by subsidiary trusts of the Company which are outstanding as of the date hereof or which are issued after the date hereof by a subsidiary trust of the Company, (c) any guarantee in respect of any trust preferred securities of a subsidiary trust of the Company or (d) any indebtedness or any guarantee Ranking Junior to the Securities or Ranking on a Parity with the Securities and the issuance of which (i) has received the concurrence or approval of the Federal Reserve or its staff or (ii) does not at the time of issuance prevent such Securities (or any security or unit of which such Securities comprise a part) from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of the Company’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations or any applicable concurrence or approval of the Federal Reserve or its staff.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article 7 and thereafter shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as it may be amended from time to time.

“Unregistered Security” means any Security other than a Registered Security.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of Securities or (ii) if the Securities of a series are issuable from time to time, on a Security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such Security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security.

Section 1.02         Other Definitions.  Each of the following terms is defined in the section set forth opposite such term:

Term	Section

Authenticating Agent	2.02
Cash Transaction	7.03
Dollars	4.02
Paying Agent	2.05
Registrar	2.04
Security Register	2.05
Self-liquidating Paper	7.03
Tranche	2.14

Section 1.03         Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.  The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

“indenture securities” means the Securities;

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04         Rules of Construction.  Unless the context otherwise requires:

(a)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(b)           words in the singular include the plural, and words in the plural include the singular;

(c)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d)           all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(e)           use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

ARTICLE II

THE SECURITIES

Section 2.01         Form And Dating.  The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions and set forth in an Officers’ Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities.  Unless otherwise so established, Unregistered Securities shall have coupons attached.

Section 2.02         Execution and Authentication.  Two Officers shall execute the Securities and one Officer shall execute the coupons, if any, appertaining thereto, for the Company by facsimile or manual signature in the name and on behalf of the Company.  If an Officer whose signature is on a Security or coupon appertaining thereto no longer holds that office at the time the Security is authenticated, the Security and such coupon shall nevertheless be valid.

The Trustee, at the expense of the Company, may appoint an authenticating agent (the “Authenticating Agent”) to authenticate Securities.  The Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

A Security and the coupons appertaining thereto shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the Security or on the Security to which such coupon appertains by an authorized signatory.  The signature shall be conclusive evidence that the Security or the Security to which the coupon appertains has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series having attached thereto appropriate coupons, if any, executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Company.  In authenticating any Securities of a series, the Trustee shall be entitled to receive prior to the authentication of any Securities of such series, and (subject to Article 7) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)           any Board Resolution and Officers’ Certificate or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities of that series were established;

(b)           an Officers’ Certificate stating that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and

(c)           an Opinion of Counsel substantially to the effect that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and that the supplemental indenture, to the extent applicable, and Securities have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity, and covering such other matters as shall be specified therein and as shall be reasonably requested by the Trustee.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Sections 2.01 and 2.02, if, in connection with a Periodic Offering, all Securities of a series are not to be originally issued at one time, it shall be necessary to deliver the Board Resolution required pursuant to Section 2.01 and the written order, Officers’ Certificate and Opinion of Counsel required pursuant to Section 2.02 at or prior to the authentication of each Security of such series.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.01 and 2.02, as applicable, in connection with the first authentication of Securities of such series.

If the Company shall establish pursuant to Section 2.03 that the Securities of a series or a portion thereof are to be issued in the form of one or more Registered Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Registered Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued in such form and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect:

“THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.  THIS REGISTERED GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS REGISTERED GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY HAS AN INTEREST HEREIN.”

Section 2.03         Amount Unlimited; Issuable in Series.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and shall be subordinated to Senior Indebtedness pursuant to the provisions of Article 11 hereof.  There shall be established in or pursuant to Board Resolution and set forth in an Officers’ Certificate or established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of the penultimate paragraph of this Section 2.03,

(a)           the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

(b)           any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Securities of that series (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of the series pursuant hereto);

(c)           the date or dates on which the principal of the Securities of the series is payable (which date or dates may be fixed, deferred or extendible);

(d)           the rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable, the circumstances and periods, if any, in which or during which the Company may or shall defer the payment of interest on the Securities and/or the method by which such rate or rates or date or dates shall be determined;

(e)           if other than as provided in Section 4.02, the place or places where the principal of and any interest on Securities of the series shall be payable, any Registered Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Securities of the series and this Indenture may be served and notice to Holders may be published;

(f)            the right, if any, of the Company to redeem Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)           the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h)           if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(i)            if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(j)            if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of the series shall be payable or if the amount of payments of principal of and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;

(k)           if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the Principal of and interest on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Securities shall be payable;

(l)            whether the Securities of the series or any portion thereof will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Unregistered Securities (with or without coupons) (and if so, whether such Securities will be issued in temporary or permanent global form), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities or the payment of interest thereon and, if other than as provided herein, the terms upon which Unregistered Securities of any series may be exchanged for Registered Securities of such series and vice versa;

(m)          whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

(n)           if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(o)           any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar or any other agents with respect to the Securities of the series;

(p)           provisions, if any, for the defeasance of the Securities of the series (including provisions permitting defeasance of fewer than all Securities of the series), which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of Article 8;

(q)           if the Securities of the series are issuable in whole or in part as one or more Registered Global Securities or Unregistered Securities in global form, the identity of the Depositary or common Depositary for such Registered Global Security or Securities or Unregistered Securities in global form;

(r)            any other Events of Default or covenants with respect to the Securities of the series; and

(s)            any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series and coupons, if any, appertaining thereto shall be substantially identical, except in the case of Registered Securities as to date and denomination, except in the case of any Periodic Offering and except as may otherwise be provided by or pursuant to the Board Resolution referred to above or as set forth in any such indenture supplemental hereto.  All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture.

Unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

Section 2.04         Denomination and Date of Securities; Payments of Interest.  The Securities of each series shall be issuable as Registered Securities or Unregistered Securities in denominations established as contemplated by Section 2.03 or, if not so established with respect to Securities of any series, in denominations of $1,000 and any integral multiple thereof.  The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.

Unless otherwise specified with respect to a series of Securities, each Security shall be dated the date of its authentication.  The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established as contemplated by Section 2.03.

The person in whose name any Registered Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Registered Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case the provisions of Section 2.13 shall apply.  The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Registered Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, the fifteenth day next preceding such interest payment date, whether or not such record date is a Business Day.

Section 2.05         Registrar and Paying Agent; Agents Generally.  The Company shall maintain an office or agency where Securities may be presented for registration, registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”), which shall be in the Borough of Manhattan, The City of New York or in St. Paul, Minnesota.  The Company shall cause the Registrar to keep a register of the Registered Securities and of their registration, transfer and exchange (the “Security Register”).  The Company may have one or more additional Paying Agents or transfer agents with respect to any series.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent.  The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.  The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso.  The Company or any affiliate of the Company may act as Paying Agent or Registrar; provided that neither the Company nor an affiliate of the Company shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article 8.

The Company initially appoints the Trustee as Registrar, Paying Agent and Authenticating Agent.  If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

Section 2.06         Paying Agent to Hold Money in Trust.  Not later than 10:00 a.m. New York City time on each due date or, in the case of Unregistered Securities, 10:00 a.m. New York City time on the Business Day prior to the due date, of any Principal or interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest.  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Securities or the Trustee all money held by the Paying Agent for the payment of Principal of and interest on such Securities and shall promptly notify the Trustee of any default by the Company in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.  If the Company or any affiliate of the Company acts as Paying Agent, it will, on or before each due date of any Principal of or interest on any Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

Section 2.07         Transfer and Exchange.  Unregistered Securities (except for any temporary global Unregistered Securities) and coupons (except for coupons attached to any temporary global Unregistered Securities) shall be transferable by delivery.

At the option of the Holder thereof, Registered Securities of any series (other than a Registered Global Security, except as set forth below) may be exchanged for a Registered Security or Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Registered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided.  If the Securities of any series are issued in both registered and unregistered form, except as otherwise established pursuant to Section 2.03, at the option of the Holder thereof, Unregistered Securities of any series may be exchanged for Registered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided.  At the option of the Holder thereof, if Unregistered Securities of any series, maturity date, interest rate and original issue date are issued in more than one authorized denomination, except as otherwise established pursuant to Section 2.03, such Unregistered Securities may be exchanged for Unregistered Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Unregistered Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 4.02, with, in the case of Unregistered Securities that have coupons attached, all unmatured coupons and all matured coupons in default thereto appertaining, and upon payment, if the Company shall so require, of the charges hereinafter provided.  Registered Securities of any series may not be exchanged for Unregistered Securities of such series.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.  Notwithstanding the foregoing, an Unregistered Security will not be delivered in exchange for a Registered Security or Securities unless the Trustee receives a certificate signed by the Person entitled to delivery of such Security or other items or documents fulfilling such conditions as shall be required by regulations of the U.S. Department of the Treasury, or shall be notified by the Company that such a certificate shall not be required by such regulations; provided, however, that no such Unregistered Security shall be delivered by the Trustee if the Trustee or such agent shall have, or shall have been notified in writing by the Company that the Company has, actual knowledge that such certificate is false.

Upon surrender for registration of transfer of any Registered Security of a series at the agency of the Company that shall be maintained for that purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

All Registered Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities.  No service charge shall be made for any such transaction.

Notwithstanding any other provision of this Section 2.07, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Registered Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Registered Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Registered Global Securities or if at any time the Depositary for such Registered Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Registered Global Securities.  If a successor Depositary eligible under applicable law for such Registered Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver Registered Securities of such series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

The Company may at any time and in its sole discretion and subject to the procedures of the Depositary determine that any Registered Global Securities of any series shall no longer be maintained in global form.  In such event the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Registered Securities of such series and tenor, will authenticate and deliver, Registered Securities of such series and tenor in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Registered Global Securities, in exchange for such Registered Global Securities.

Any time the Registered Securities of any series are not in the form of Registered Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Registered Securities without the legend required by Section 2.02 and the Trustee agrees to hold such Registered Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

If established by the Company pursuant to Section 2.03 with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary.  Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(a)           to the Person specified by such Depositary new Registered Securities of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and

(b)           to such Depositary a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (a) above.

Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee.  The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Notwithstanding anything herein or in the forms or terms of any Securities to the contrary, none of the Company, the Trustee or any agent of the Company or the Trustee shall be required to exchange any Unregistered Security for a Registered Security if such exchange would result in adverse Federal income tax consequences to the Company (such as, for example, the inability of the Company to deduct from its income, as computed for Federal income tax purposes, the interest payable on the Unregistered Securities) under then applicable United States Federal income tax laws.  The Trustee and any such agent shall be entitled to rely on an Officers’ Certificate or an Opinion of Counsel in determining such result.

The Registrar shall not be required (i) to issue, authenticate, register the transfer of or exchange Securities of any series for a period of 15 days before a selection of such Securities to be redeemed or (ii) to register the transfer of or exchange any Security selected for redemption in whole or in part.

Section 2.08         Replacement Securities.  If any mutilated Security or a Security with a mutilated coupon appertaining to it is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for such mutilated Security or in exchange for the Security to which a mutilated coupon appertains, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such mutilated Security or to the Security to which such mutilated coupon appertains.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding, with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

In case any such mutilated, destroyed, lost or stolen Security or coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security or coupon (without surrender thereof except in the case of a mutilated Security or coupon) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee and any agent of them of the destruction, loss or theft of such Security and the ownership thereof; provided, however, that the Principal of and any interest on Unregistered Securities shall, except as otherwise provided in Section 4.02, be payable only at an office or agency located outside the United States.

Upon the issuance of any new Security under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series, with its coupons, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security, or in exchange for a Security to which a mutilated, destroyed, lost or stolen coupon appertains, shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security and its coupons, if any, or the mutilated, destroyed, lost or stolen coupon shall be at any time enforceable by anyone, and any such new Security and coupons, if any, shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series and their coupons, if any, duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 2.09         Outstanding Securities.  Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those described in this Section as not outstanding and those that have been defeased pursuant to Section 8.05.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a holder in due course.

If the Paying Agent (other than the Company or an affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Securities money sufficient to pay Securities payable or to be redeemed or repurchased on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

A Security does not cease to be outstanding because the Company or one of its affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded.  Any Securities so owned which are pledged by the Company, or by any affiliate of the Company, as security for loans or other obligations, otherwise than to another such affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its or his discretion the right to vote such securities, uncontrolled by the Company or by any such affiliate.

Section 2.10         Temporary Securities.  Until definitive Securities of any series are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Securities of such series.  Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities, with the concurrence of the Trustee.  If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay.  After the preparation of definitive Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series and tenor upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series and tenor and authorized denominations.  Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.11         Cancellation.  The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold.  The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment.  The Trustee shall cancel and dispose of in accordance with its customary procedures all Securities surrendered for transfer, exchange, payment or cancellation and shall deliver a certificate of disposition to the Company.  The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.12         CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” and “ISIN” numbers (if then generally in use), and the Trustee shall use CUSIP numbers or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange.  The Company will promptly notify the Trustee of any change in the “CUSIP,” “ISIN” or any similar numbers.

Section 2.13         Defaulted Interest.  If the Company defaults in a payment of interest on the Registered Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest (as may be specified in the terms thereof, established pursuant to Section 2.03) to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day.  At least 15 days before such special record date, the Company shall mail to each Holder of such Registered Securities and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.14         Series May Include Tranches.  A series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering.  The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, other than authentication date, public offering price and interest accrued prior to the applicable issue date.  Notwithstanding any other provision of this Indenture, with respect to Sections 2.02 (other than the fourth, sixth and seventh paragraphs thereof) through 2.04, 2.07, 2.08, 2.10, 3.01 through 3.04, 4.02, 6.01 through 6.09, 8.01 through 8.07, 9.02 and Section 10.07, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.03.  In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Securities in the remaining tranches of that series.

ARTICLE III

REDEMPTION

Section 3.01         Applicability of Article.  The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 3.02         Notice of Redemption; Partial Redemptions.  Notice of redemption to the Holders of Registered Securities of any series to be redeemed as a whole or in part at the option of the Company shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Registered Securities of such series at their last addresses as they shall appear upon the registry books.  Notice of redemption to the Holders of Unregistered Securities of any series to be redeemed as a whole or in part who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act, shall be given by mailing notice of such redemption, by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption, to such Holders at such addresses as were so furnished to the Trustee (and, in the case of any such notice given by the Company, the Trustee shall make such information available to the Company for such purpose).  Notice of redemption to all other Holders of Unregistered Securities of any series to be redeemed as a whole or in part shall be published in an Authorized Newspaper in The City of New York once in each of three successive calendar weeks, the first publication to be not less than 30 days nor more than 60 days prior to the date fixed for redemption.  Any notice which is mailed or published in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice.  Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the CUSIP numbers of the Securities to be redeemed, the date fixed for redemption, the redemption price, or if not then ascertainable, the manner of calculation thereof, the place or places of payment, that payment will be made upon presentation and surrender of such Securities and, in the case of Securities with coupons attached thereto, of all coupons appertaining thereto maturing after the date fixed for redemption, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue.  In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series and tenor in principal amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company; provided, however, that the Company has delivered to the Trustee, at least 45 days (unless a shorter period shall be acceptable to the Trustee) prior to the date fixed for redemption, a written request that the Trustee give such notice and setting forth the information to be stated in such notice.

On or before 10:00 a.m. New York City time on the redemption date or, in the case of Unregistered Securities, on or before 10:00 a.m. New York City time on the Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.06) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.  If all of the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 10 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating that all such Securities are to be redeemed.  If fewer than all the outstanding Securities of a series are to be redeemed, the Company will deliver to the Trustee at least 15 days prior to the last date on which notice of redemption may be given to Holders pursuant to the first paragraph of this Section 3.02 (or such shorter period as shall be acceptable to the Trustee) an Officers’ Certificate stating the aggregate principal amount of such Securities to be redeemed.  In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officers’ Certificate evidencing compliance with such restriction or condition.

If fewer than all the Securities of a series are to be redeemed, the Trustee shall select, pro rata, by lot or in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part.  Securities may be redeemed in part in principal amounts equal to authorized denominations for Securities of such series.  The Trustee shall promptly notify the Company in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed.  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 3.03         Payment Of Securities Called For Redemption.  If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after such date interest on the Securities or portions of Securities so called for redemption shall cease to accrue (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to such date), and the unmatured coupons, if any, appertaining thereto shall be void and, except as provided in Sections 7.12 and 8.02, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption.  On presentation and surrender of such Securities at a place of payment specified in said notice, together with all coupons, if any, appertaining thereto maturing after the date fixed for redemption, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that payment of interest becoming due on or prior to the date fixed for redemption shall be payable in the case of Securities with coupons attached thereto, to the Holders of the coupons for such interest upon surrender thereof, and in the case of Registered Securities, to the Holders of such Registered Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.04 and 2.13 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security.

If any Security with coupons attached thereto is surrendered for redemption and is not accompanied by all appurtenant coupons maturing after the date fixed for redemption, the surrender of such missing coupon or coupons may be waived by the Company and the Trustee, if there be furnished to each of them such security or indemnity as they may require to save each of them harmless.

Upon presentation of any Security of any series redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series and tenor (with any unmatured coupons attached), of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 3.04         Exclusion of Certain Securities from Eligibility for Selection for Redemption.  Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 3.05         Federal Reserve Approval.  No notice of redemption or redemption shall be given or made without any required prior Federal Reserve approval.

ARTICLE IV

COVENANTS

Section 4.01         Payment of Securities.  The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture.  The interest on Securities with coupons attached (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature.  The interest on any temporary Unregistered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be paid, as to the installments of interest evidenced by coupons attached thereto, if any, only upon presentation and surrender thereof, and, as to the other installments of interest, if any, only upon presentation of such Unregistered Securities for notation thereon of the payment of such interest.  The interest on Registered Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to the Holders thereof (subject to Section 2.04) and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register of the Company.

Notwithstanding any provisions of this Indenture and the Securities of any series to the contrary, if the Company and a Holder of any Registered Security so agree, payments of interest on, and any portion of the Principal of, such Holder’s Registered Security (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal on such Security) shall be made by the Paying Agent, upon receipt from the Company of immediately available funds by 10:00 A.M., New York City time (or such other time as may be agreed to between the Company and the Paying Agent), directly to the Holder of such Security (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal, surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered.  The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 4.01 unless a new instruction is delivered 15 days prior to a payment date.  The Company will indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense (including attorneys’ fees) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or from making any payment in accordance with any such agreement.

The Company shall pay interest on overdue Principal, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

Section 4.02         Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, The City of New York, or St. Paul, Minnesota, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company hereby initially designates the Corporate Trust Office of the Trustee, located in St. Paul, Minnesota, as such office or agency of the Company.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

The Company will maintain one or more agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Securities of any series are listed) where the Unregistered Securities, if any, of each series and coupons, if any, appertaining thereto may be presented for payment.  No payment on any Unregistered Security or coupon will be made upon presentation of such Unregistered Security or coupon at an agency of the Company within the United States nor will any payment be made by transfer to an account in, or by mail to an address in, the United States unless, pursuant to applicable United States laws and regulations then in effect, such payment can be made without adverse tax consequences to the Company.  Notwithstanding the foregoing, if full payment in United States Dollars (“Dollars”) at each agency maintained by the Company outside the United States for payment on such Unregistered Securities or coupons appertaining thereto is illegal or effectively precluded by exchange controls or other similar restrictions, payments in Dollars of Unregistered Securities of any series and coupons appertaining thereto which are payable in Dollars may be made at an agency of the Company maintained in the Borough of Manhattan, The City of New York, or St. Paul, Minnesota.

The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, or St. Paul, Minnesota, for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03         Securityholders’ Lists.  If the Trustee is not the Registrar, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Securities, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

Section 4.04         Certificate to Trustee.  The Company will furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, is a calendar year), a brief certificate (which need not contain the statements required by Section 10.04) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the Trust Indenture Act.

Section 4.05         Reports by the Company.  The Company covenants to file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.  All required information, documents and other reports referred to in this Section 4.05 shall be deemed filed with the Trustee and transmitted to the Holders at the time such information, documents or other reports are publicly filed with the Commission via the Commission’s EDGAR filing system (or any successor system).

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates or certificates delivered pursuant to Section 4.04).

Section 4.06         Additional Amounts.  If the Securities of a series provide for the payment of additional amounts, at least 10 days prior to the first interest payment date with respect to that series of Securities and at least 10 days prior to each date of payment of Principal of or interest on the Securities of that series if there has been a change with respect to the matters set forth in the below- mentioned Officers’ Certificate, the Company shall furnish to the Trustee and the principal paying agent, if other than the Trustee, an Officers’ Certificate instructing the Trustee and such paying agent whether such payment of Principal of or interest on the Securities of that series shall be made to Holders of the Securities of that series without withholding or deduction for or on account of any tax, assessment or other governmental charge described in the Securities of that series.  If any such withholding or deduction shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld or deducted on such payments to such Holders and shall certify the fact that additional amounts will be payable and the amounts so payable to each Holder, and the Company shall pay to the Trustee or such paying agent the additional amounts required to be paid by this Section.  The Company covenants to indemnify the Trustee and any paying agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section or in the event the Trustee shall not withhold or deduct any sums as a result of the non-receipt of such an Officers’ Certificate.

Whenever in this Indenture there is mentioned, in any context, the payment of the Principal of or interest or any other amounts on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of additional amounts provided by the terms of such series established hereby or pursuant hereto to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to such terms, and express mention of the payment of additional amounts (if applicable) in any provision hereof shall not be construed as excluding the payment of additional amounts in those provisions hereof where such express mention is not made.

Section 4.07         Calculation of Original Issue Discount.  If applicable, the Company shall file with the Trustee promptly after the end of each calendar year (i) written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Original Issue Discount Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may be required to be provided to the Trustee or to the holders of the Securities pursuant to the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

ARTICLE V

SUCCESSOR CORPORATION

Section 5.01         When Company May Merge, Etc.  The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (in one transaction or a series of related transactions) to, any Person unless either (x) the Company shall be the continuing Person or (y) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which properties and assets of the Company shall be sold, conveyed, transferred, leased or conveyed shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Securities and under this Indenture and the performance of every other covenant of this Indenture on the part of the Company and the Company in the case of clauses (x) and (y) shall have delivered to the Trustee (A) an Opinion of Counsel stating that such consolidation, merger or sale, conveyance, transfer, lease or other disposition and such supplemental indenture (if any) complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with and that such supplemental indenture (if any) constitutes the legal, valid and binding obligation of the Company and such successor enforceable against such entity in accordance with its terms, subject to customary exceptions and (B) an Officers’

Certificate to the effect that immediately after giving effect to such transaction, no default and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

Section 5.02         Successor Substituted.  Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter the predecessor Person, except in the case of a lease, shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE VI

REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS ON EVENT OF DEFAULT

Section 6.01         Events Of Default.

“Event of Default”, when used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 11 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           failure to pay any interest upon the Securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

(b)           failure to pay the Principal of any of the Securities as and when it becomes due and payable;

(c)           failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities of such series or in this Indenture with respect to any Security of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of such series at the time outstanding;

(d)           a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e)           the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing; or

(f)            any other Event of Default established pursuant to Section 2.03 with respect to the Securities of such series occurs.

If an Event of Default described in clause (d) or (e) above occurs and is continuing, then and in each such case either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of any such series then outstanding hereunder (each such series treated as a separate class), by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the principal amount (or, if the Securities of any such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series established pursuant to Section 2.03) of all Securities of such series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.  This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered as hereinafter provided, the Holders of a majority in aggregate principal amount of the Securities of such series then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:

(i)            the Company shall pay or shall deposit with the Trustee a sum sufficient to pay:

(A)          all matured installments of interest on all the Securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the Securities of such series (or Yield to Maturity, in the case of Original Issue Discount Securities) to the date of such payment or deposit); and

(B)          all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.07; and

(ii)           any and all defaults with respect to Securities of such series under this Indenture, other than the nonpayment of Principal and accrued interest on Securities on such series that shall have become due by acceleration, shall have been cured or waived as provided in Section 6.07.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.

Unless otherwise expressly provided with respect to a series of Securities, there is no right of acceleration upon the occurrence of an Event of Default described in clauses (a), (b), (c) or (f) above.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared or become due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

In case the Trustee or any Securityholder shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee or any Securityholder, then and in every such case the Company, the Trustee and such Securityholders, subject to any determination in such proceeding, shall be restored respectively to their several positions and rights under this Indenture, and all rights, remedies and powers of the Company, the Trustee and such Securityholders shall continue as though no such proceeding had been taken.

Section 6.02                            Payment of Securities on Default; Suit Therefor.

(a)                                 In case default shall be made in the payment of (i) any installment of interest upon any Securities of any series as and when the same shall become due and payable (after giving effect to any deferral period applicable to the Securities of such series established pursuant to Section 2.03(d)), and such default shall have continued for a period of 30 days, or (ii) the principal of any of the Securities of such series as and when the same shall have become due and payable, by declaration as authorized by this Indenture or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Securities of such series, the whole amount that then shall have become due and payable on all such Securities for Principal or interest, or any combination thereof, as the case may be, with interest upon the portion of the overdue Principal that consists of principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the Securities of such series or Yield to Maturity (in the case of Original Issue Discount Securities); and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the Trustee, its agent, attorneys and counsel.

(b)                                 In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Securities of any series and collect in the manner provided by law out of the property of the Company or any other obligor on the Securities of such series, wherever situated, the money adjudged or decreed to be payable.

(c)                                  In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Securities of any series under Title 11 of the United States Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor on the Securities of such series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities of such series shall then be due and payable as expressed in the Securities of such series or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of Principal and interest owing and unpaid in respect of the Securities of such series, and, in case of any judicial proceedings, (i) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and reimbursement of all other expenses and liabilities incurred by the Trustee) and of the Securityholders allowed in such judicial proceedings relative to the Company or any other obligor on the Securities of such series, its or their creditors, or its or their property, and (ii) to collect and receive any money or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Securityholders to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payment directly to the Securityholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel and any other amounts due the Trustee under Section 7.07.  To the extent that such payment of reasonable compensation, expenses and counsel fees out of the trust estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders of the Securities of such series may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

(d)                                 Nothing contained in this Section 6.02 shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Securityholder any plan of reorganization or arrangement affecting the Securities of any series or the rights of any Securityholder, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

(e)                                  All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series, or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, shall be for the ratable benefit of the Holders of the Securities of such series.

Section 6.03                            Application of Money Collected by Trustee.  Any money collected by the Trustee with respect to the Securities of any series pursuant to Section 6.02 shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such money, upon presentation of the Securities of such series and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid, subject in each case to Article 11:

FIRST:  to the payment of costs and expenses applicable to such Securities in respect of which moneys have been collected, including reasonable compensation to the Trustee its agents and counsel and of all expenses and liabilities incurred, including the costs and expenses of collection, and all advances made, by the Trustee and each predecessor Trustee and all amounts then due the Trustee under Section 7.07;

SECOND:  in case the principal of the outstanding Securities of such series shall not have become due and shall be unpaid, to the payment of interest on the Securities of such series in the order of the maturity of the installments of such interest, with interest (to the extent enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Securities of such series or Yield to Maturity (in the case of Original Issue Discount Securities), such payments to be made ratably to the persons entitled thereto;

THIRD:  in case the principal of the outstanding Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for Principal and interest, with interest on the portion of the overdue Principal that consists of principal and (to the extent enforceable under applicable law) upon overdue installments of interest at the rate borne by the Securities of such series or Yield to Maturity (in the case of Original Issue Discount Securities); and in case such money shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such Principal and interest without preference or priority of Principal over interest or Yield to Maturity, or of interest or Yield to

Maturity over Principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such Principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH:  to the payment of the remainder, if any, to the Company or such party as a court of competent jurisdiction shall direct.

Section 6.04                            Proceedings by Securityholders.  No Holder of any Security of any series shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy under this Indenture, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as provided in Section 6.01, and unless also (i) the Holders of not less than 25% in aggregate principal amount of the Securities of such series then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee under this Indenture and shall have offered to the Trustee such reasonable security or indemnity as the Trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request, (ii) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding and (iii) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Securities of such series; it being understood and intended, and being expressly covenanted by each Person who acquires and holds a Security of any series with every other such Person, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner provided in this Section 6.04 and for the equal, ratable and common benefit of all Holders of Securities.

Notwithstanding any other provision of this Indenture, however, the right of any Holder of any Security of any series to receive payment of the Principal and interest on such Security on or after the respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company, shall not be impaired or affected without the consent of such Holder.

Section 6.05                            Proceedings by Trustee.  In case of an Event of Default under this Indenture, the Trustee in its discretion may proceed to protect and enforce its rights and the rights of the Securityholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.06                            Remedies Cumulative and Continuing; Delay or Omission Not Waiver.  All rights, powers and remedies conferred upon or reserved to the Trustee or to the Securityholders, to the extent permitted by law, shall be deemed cumulative and not exclusive of any thereof or of any other rights, powers and remedies available to the Trustee or the Holders of the Securities of any series, now or hereafter existing, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture; and no delay or omission of the Trustee or of any Holder of any of the Securities of any series to exercise any such right, power or remedy shall impair any such right, power or remedy, or shall be construed to be a waiver of any default or an acquiescence in such default; and subject to the provisions of Section 6.04, every power and remedy conferred upon or reserved to the Trustee or the Securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Securityholders.  The assertion of any right, power or remedy shall not prevent the concurrent assertion of any other right, power or remedy.

Section 6.07                            Direction of Proceedings and Waiver of Defaults by Majority of Securityholders.

(a)                                 The Holders of a majority in aggregate principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the principal as is then accelerable under Section 6.01) of the Securities of any series affected (voting as one class) at the time outstanding determined in accordance with Section 2.09 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided, however, that (i) such direction may not be in conflict with law or this Indenture or expose the Trustee to personal liability or be unduly prejudicial to the Holders of Securities not joining in the direction, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with this Indenture and such direction.

(b)                                 Prior to any declaration that the principal of the outstanding Securities of any series affected is due and payable, the Holders of a majority in aggregate principal amount (or, if the Securities are Original Issue Discount Securities, such portion of the principal as is then accelerable under Section 6.01) of the Securities of such series at the time outstanding on behalf of the Holders of all of the Securities of such series may waive any past default or Event of Default under this Indenture and its consequences except a default under a covenant or provision in this Indenture that, pursuant to Section 9.02, cannot be modified without the consent of each Holder of a Security of such series affected thereby.  Upon any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights under this Indenture, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.  Whenever any default or Event of Default under this Indenture shall have been waived as permitted by this Section 6.07(b), such default or Event of Default, for all purposes of the Securities of such series and this Indenture, shall be deemed to have been cured and to be not continuing.

Section 6.08                            Notice of Defaults.  The Trustee, within 90 days after the occurrence of a default with respect to Securities of any series, shall mail to all Securityholders of Securities of such series, at their addresses shown on the Security Register, notice of all such defaults known to the Trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of the Principal or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Securityholders.

The Trustee shall not be deemed to have notice or be charged with knowledge of any default or Event of Default unless written notice of such default or Event of Default from the Company or any Holder actually is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

Section 6.09                            Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Security of any series by his acceptance thereof shall be deemed to have agreed, that any court in its discretion may require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder, or group of Securityholders, holding in the aggregate more than 10% in principal amount of the outstanding Securities of such series, or to any suit instituted by any Securityholder for the enforcement of the payment of the Principal or interest on any Security of such series on or after their respective due dates.

ARTICLE VII

TRUSTEE

Section 7.01                            Certain Duties and Responsibilities.

(a)                                 Except during the continuance of an Event of Default,

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Trust Indenture Act, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers’ Certificates or Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such Officers’ Certificates or Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b)                                 In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)                                     this subsection (c) shall not be construed to limit the effect of the other subsections of this Section 7.01;

(ii)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                               the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the outstanding Securities of any series, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

(f)                                   The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                  The Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.

Section 7.02                            Certain Rights of Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d):

(a)                                 The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers’ Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person or persons.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate and/or an Opinion of Counsel, which shall conform to Section 10.04 and shall cover such other matters as the Trustee may reasonably request.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.  Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

(c)                                  The Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)                                 Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

(e)                                  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(f)                                   The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.07(a) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(g)                                  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(h)                                 Subject to Section 6.04, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officers’ Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding.  The reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee shall be repaid by the Company upon demand.

(i)                                     The Trustee shall not be deemed to have notice of any default or Event of Default (other than any Event of Default under Section 6.01(a), 6.01(b) or 6.01(c)) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee.

(j)                                    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

Section 7.03                            Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.  For purposes of Trust Indenture Act Section 311(b)(4) and (6), the following terms shall mean:

(a)                                 “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)                                 “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04                            Trustee’s Disclaimer.  The recitals contained herein and in the Securities (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same.  Neither the Trustee nor any of its agents (a) makes any representation as to the validity or adequacy of this Indenture or the Securities and (b) shall be accountable for the Company’s use or application of the proceeds from the Securities.

Section 7.05                            [Intentionally Omitted].

Section 7.06                            Reports by Trustee to Holders.  The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.  If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 31 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 31, which complies with the provisions of such Section 313(a).  The Trustee also shall comply with Trust Indenture Act §§ 313(b), 313(c) and 313(d).

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company.  The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.

Section 7.07                            Compensation and Indemnity.  The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services.  The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust.  The Company shall reimburse the Trustee and any predecessor Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances (including reasonable compensation and the expenses and disbursements of its agents and counsel) incurred or made by the Trustee or such predecessor Trustee.  Such expenses shall include the reasonable compensation and expenses of the Trustee’s or such predecessor Trustee’s agents, counsel and other persons not regularly in their employ.

The Company shall indemnify the Trustee and any predecessor Trustee and their respective officers, directors, employees and agents for, and hold them harmless against, any loss or liability or expense incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture and the Securities or the issuance of the Securities or of series thereof or the trusts hereunder and the performance of duties under this Indenture and the Securities, including the costs and expenses of defending themselves against or investigating any claim or liability and of complying with any process served upon them or any of their officers in connection with the exercise or performance of any of their powers or duties under this Indenture and the Securities.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, and interest on particular Securities.

The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture, the rejection or termination of this Indenture under bankruptcy law or the resignation or removal of the Trustee.  Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or coupons, and the Securities are hereby subordinated to such senior claim.  Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee renders services and incurs expenses (including reasonable charges and expenses of its counsel) following an Event of Default set forth in Section 6.01(d) or (e), the parties hereto and the holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

Section 7.08                            Replacement of Trustee.  A resignation or removal of the Trustee as Trustee with respect to the Securities of any series and appointment of a successor Trustee as Trustee with respect to the Securities of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign as Trustee with respect to the Securities of any series at any time by so notifying the Company in writing.  The Holders of a majority in principal amount of the outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee in writing and may appoint a successor Trustee with respect thereto with the consent of the Company.  The Company may remove the Trustee as Trustee with respect to the Securities of any series if:  (i) the Trustee is no longer eligible under Section 7.11 of this Indenture; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed as Trustee with respect to the Securities of any series, or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company shall promptly appoint a successor Trustee with respect thereto.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities of such series may appoint a successor Trustee in respect of such Securities to replace the successor Trustee appointed by the Company.  If the successor Trustee with respect to the Securities of any series does not deliver its written acceptance required by Section 7.09 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

The Company shall give notice of any resignation and any removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee in respect of the Securities of such series to all Holders of Securities of such series.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee with respect to the Securities of any series pursuant to this Section 7.08 and Section 7.09, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09                            Acceptance of Appointment by Successor.  In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to the lien provided for in Section 7.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture with respect to the Securities of that or those series to which the appointment of such successor Trustee relates other than as hereafter expressly set forth, and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee and upon payment of its charges, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject to its lien, if any, provided for in Section 7.07.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article and qualified under Section 310(b) of the Trust Indenture Act.

Section 7.10                            Successor Trustee By Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

Section 7.11                            Eligibility.  This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a).  The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 8.01                            Satisfaction and Discharge of Indenture.  If at any time (a) the Company shall have paid or caused to be paid the Principal of and interest on all the Securities of any series outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08) as and when the same shall have become due and payable, or (b) the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) or (c) (i) all the securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or, if the provisions of Article III of this Indenture are applicable to such series, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 8.04) or U.S. Government Obligations, maturing as to principal and interest in such amounts and at such times as will ensure (without consideration of the reinvestment of such interest) the availability of cash, or a combination thereof, sufficient to pay at maturity or, if applicable, upon redemption all Securities of such series (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.08) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption as the case may be, and if, in any such case, the Company is not prohibited from making payments in respect of the Securities by Article 11 hereof and shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (i) rights of registration of transfer and exchange of securities of such series, and the Company’s right of optional redemption, if any, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, obligations and immunities of the Trustee hereunder and (v) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided, that the rights of Holders of the Securities to receive amounts in respect of Principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed.  The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.

Section 8.02                            Application by Trustee of Funds Deposited for Payment of Securities.  Subject to Section 8.04, all moneys (including U.S. Government Obligations and the proceeds thereof) deposited with the Trustee pursuant to Section 8.01, Section 8.05 or Section 8.06 shall be held in trust and applied by it to the payment, either directly or through any paying agent to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for Principal and interest; but such money need not be segregated from other funds except to the extent required by law.  Funds and U.S. Government Obligations held in trust under Section 8.01, 8.05 or 8.06 shall not be subject to the claims of the holders of Senior Indebtedness under Article 11.

Section 8.03                            Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 8.04                            Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.  Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the Principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such Principal or interest shall have become due and payable, shall, upon the written request of the Company and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Company by the Trustee for such series or such paying agent, and the Holder of the Security of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Company for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

Section 8.05                            Defeasance and Discharge of Indenture.  The Company shall be deemed to have paid and shall be discharged from any and all obligations in respect of the Securities of any series, on the 123rd day after the deposit referred to in clause (i) hereof has been made, and the provisions of this Indenture shall no longer be in effect with respect to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except as to:  (a) rights of registration of transfer and exchange, and the Company’s right of optional redemption, (b) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (c) rights of holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (d) the rights, obligations and immunities of the Trustee hereunder and (e) the rights of the Securityholders of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them; provided that the following conditions shall have been satisfied:

(i)                                     with reference to this provision the Company has deposited or caused to be irrevocably deposited with the Trustee (or another qualifying trustee satisfying the requirements of Section 7.11) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in subclause (x) or (y) of this clause (i) money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the Principal of and each installment of interest on the outstanding Securities of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of Securities of such series and the Indenture with respect to the Securities of such series;

(ii)                                  the Company has delivered to the Trustee either (x) an Opinion of Counsel to the effect that Holders and beneficial owners of Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.05 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon a change in applicable U.S. federal income tax law or a ruling or administrative pronouncement of the Internal Revenue Service to the same effect or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel;

(iii)                               immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound;

(iv)                              if at such time the Securities of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

(v)                                 the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge under this Section have been complied with; and

(vi)                              if the Securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption shall have been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee shall have been made.

Section 8.06                            Defeasance of Certain Obligations.  The Company may omit to comply with any term, provision or condition set forth in, and this Indenture will no longer be in effect with respect to, any covenant established pursuant to Section 2.03(r) and Section 6.01(c) (with respect to any covenants established pursuant to Section 2.03(r)) and Section 6.01(f) shall be deemed not to be an Event of Default, if

(a)                                 with reference to this Section 8.06, the Company has deposited or caused to be irrevocably deposited with the Trustee (or another qualifying trustee satisfying the requirements of Section 7.11) as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series and the Indenture with respect to the Securities of such series, (i) money in an amount or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due dates thereof or earlier redemption (irrevocably provided for under agreements satisfactory to the Trustee and the Company), as the case may be, of any payment referred to in subclause (x) or (y) of this clause (a) money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee (x) the Principal of and each installment of interest on the outstanding Securities on the due date thereof or earlier redemption (irrevocably provided for under arrangements satisfactory to the Trustee and the Company), as the case may be, and (y) any mandatory sinking fund payments or analogous payments applicable to the Securities of such series and the Indenture with respect to the Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of Securities of such series and the Indenture with respect to the Securities of such series;

(b)                                 the Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders and beneficial owners of Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its option under this Section 8.06 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(c)                                  immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which the Company is bound;

(d)                                 if at such time the Securities of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Securities of such series will not be delisted as a result of such deposit, defeasance and discharge; and

(e)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under this Section have been complied with.

Section 8.07                            Reinstatement.  If the Trustee or paying agent is unable to apply any monies or U.S. Government Obligations in accordance with Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article until such time as the Trustee or paying agent is permitted to apply all such monies or U.S. Government Obligations in accordance with Article 8; provided, however, that if the Company has made any payment of Principal of or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the monies or U.S. Government Obligations held by the Trustee or paying agent.

Section 8.08                            Indemnity.  The Company shall pay and indemnify the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.08 and Section 8.02, the “Trustee”) against any tax, fee or other charge, imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01, 8.05 or 8.06 or the principal or interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Securities and any coupons appertaining thereto.

Section 8.09                            Excess Funds.  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon request of the Company, any money or U.S. Government Obligations (or other property and any proceeds therefrom) held by it as provided in Section 8.01, 8.05 or 8.06 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect a discharge or defeasance, as applicable, in accordance with this Article 8.

Section 8.10                            Qualifying Trustee.  Any trustee appointed pursuant to Section 8.05 or 8.06 for the purpose of holding money or U.S. Government Obligations deposited pursuant to such Sections shall be appointed under an agreement in form acceptable to the Trustee and shall provide to the Trustee a certificate, upon which certificate the Trustee shall be entitled to conclusively rely, that all conditions precedent provided for herein to the related defeasance have been complied with.  In no event shall the Trustee be liable for any acts or omissions of said trustee.

ARTICLE IX

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01                            Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without notice to or the consent of any Holder:

(a)                                 to cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendment or supplement shall not materially and adversely affect the interests of the Holders;

(b)                                 to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained in this Indenture and the Securities pursuant to the obligations set forth in Article 5;

(c)                                  to comply with any requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;

(d)                                 to evidence and provide for the acceptance of appointment hereunder with respect to the Securities of any or all series by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.09;

(e)                                  to establish the form or forms or terms of Securities of any series or of the coupons appertaining to such Securities as permitted by Section 2.03;

(f)                                   to provide for uncertificated or Unregistered Securities and to make all appropriate changes for such purpose;

(g)                                  to add to the covenants for the benefit of Holders of Securities or to surrender any right or power conferred upon the Company in this Indenture, provided that such action shall not adversely affect the interests of Holders of Securities;

(h)                                 to add any Events of Default with respect to all or any series of the Securities;

(i)                                     to delete or modify any Events of Default with respect to all or any series of the Securities, the form and terms of which are being established pursuant to such supplemental indenture as permitted in Sections 2.01, 2.02 and 2.03 (and, if any such Event of Default is applicable to fewer than all such series of the Securities, specifying the series to which such Event of Default is applicable) and to specify the rights and remedies of the Trustee and the Holders of such Securities in connection therewith;

(j)                                    to secure the Securities;

(k)                                 to establish the form of any Securities and to provide for the issuance of any series of Securities under this Indenture and to set forth the terms thereof;

(l)                                     to make any change that does not materially and adversely affect the rights of any Holder (except as provided in Section 9.01(m) below); and

(m)                             to clarify ambiguities or to meet regulatory requirements for the Securities to qualify as Tier 2 capital or other regulatory capital for bank regulatory purposes.

After an amendment or supplement under this Section 9.01 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment or supplement.  The Company will mail supplemental indentures to Holders upon request.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.02                            With Consent of Holders.  Subject to Sections 6.04 and 6.07(b), without prior notice to any Holders, the Company and the Trustee may amend this Indenture and the Securities of any series with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by such amendment (voting as a separate class), and the Holders of a majority in principal amount of the outstanding Securities of any series affected thereby (voting as a separate class) by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities of such series.

Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected thereby, an amendment or waiver, including a waiver pursuant to Section 6.07(b), may not:

(a)                                 change the stated maturity of the Principal of, or any sinking fund obligation or any installment of interest on, such Holder’s Security,

(b)                                 reduce the Principal amount thereof or the rate of interest thereon (including any amount in respect of original issue discount);

(c)                                  reduce the above stated percentage of outstanding Securities the consent of whose holders is necessary to modify or amend the Indenture with respect to the Securities of the relevant series;

(d)                                 reduce the percentage in principal amount of outstanding Securities of the relevant series the consent of whose Holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture;

(e)                                  impair the right to institute suit for the enforcement of any payment on or with respect to the Securities; or

(f)                                   modify any of the provisions with respect to subordination of the Securities of any series in a manner adverse to Holders, except to clarify ambiguities or to meet regulatory requirements for the Securities to qualify as Tier 2 capital or other regulatory capital for bank regulatory purposes.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or of the coupons appertaining to such Securities.

It shall not be necessary for the consent of any Holder under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  The Company will mail supplemental indentures to Holders upon request.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03                            Revocation and Effect of Consent.  Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security.  Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver shall become effective with respect to any Securities affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Securities affected thereby.

The Company may, but shall not be obligated to, fix a record date (which may be not less than five nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Securities of any series affected entitled to consent to any amendment, supplement or waiver.  If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date.  No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective with respect to the Securities of any series affected thereby, it shall bind every Holder of such Securities unless it is of the type described in any of clauses (a) through (d) of Section 9.02.  In case of an amendment or waiver of the type described in clauses (a) through (d) of Section 9.02, the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

Section 9.04                            Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of any Security, the Trustee may require the Holder thereof to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security of such series thereafter authenticated.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same series and tenor that reflects the changed terms.

Section 9.05                            Trustee to Sign Amendments, Etc.  As a condition to executing or accepting additional trusts created by any supplemental indenture permitted hereunder or the modification thereby of any trust created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions.  The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.06                            Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act as then in effect.

ARTICLE X

MISCELLANEOUS

Section 10.01                     Trust Indenture Act of 1939.  This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 10.02                     Notices.  Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received or (b) if mailed by first class mail 5 days after mailing, or (c) if sent by facsimile transmission, when transmission is confirmed, except in the case of notices or communications given to the Trustee, which shall be effective only upon actual receipt by the Trustee at its Corporate Trust Office.  Such notices and communications shall be addressed as follows:

if to the Company:

Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention:  Chief Operating Officer

if to the Trustee:

U.S. Bank National Association
Corporate Trust Services
1349 West Peachtree NW, Suite 1050
Atlanta, Georgia 30309
Attention:  Account Manager—Wintrust

With respect to Securities registration of transfer or exchange or for presentation for payment:

U.S. Bank National Association
Corporate Trust Services
111 Fillmore Ave. E.

St. Paul, Minnesota 55107
Attention:  Account Manager—Wintrust

The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication shall be sufficiently given to Holders of any Unregistered Securities, by publication at least once in an Authorized Newspaper in The City of New York, and by mailing to the Holders thereof who have filed their names and addresses with the Trustee pursuant to Section 313(c)(2) of the Trust Indenture Act at such addresses as were so furnished to the Trustee and to Holders of Registered Securities by mailing to such Holders at their addresses as they shall appear on the Security Register.  Notice mailed shall be sufficiently given if so mailed within the time prescribed.  Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case it shall be impracticable to give notice as herein contemplated, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 10.03                     Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)                                 an Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)                                 an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.04                     Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 4.04) shall include:

(a)                                 a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c)                                  a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 10.05                     Evidence of Ownership.  The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Holder of any Unregistered Security and the Holder of any coupon as the absolute owner of such Unregistered Security or coupon (whether or not such Unregistered Security or coupon shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.  The fact of the holding by any Holder of an Unregistered Security, and the identifying number of such Security and the date of his holding the same, may be proved by the production of such Security or by a certificate executed by any trust company, bank, banker or recognized securities dealer wherever situated satisfactory to the Trustee, if such certificate shall be deemed by the Trustee to be satisfactory.  Each such certificate shall be dated and shall state that on the date thereof a Security bearing a specified identifying number was deposited with or exhibited to such trust company, bank, banker or recognized securities dealer by the person named in such certificate.  Any such certificate may be issued in respect of one or more Unregistered Securities specified therein.  The holding by the person named in any such certificate of any Unregistered Securities specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (a) another certificate bearing a later date issued in respect of the same Securities shall be produced or (b) the Security specified in such certificate shall be produced by some other Person, or (c) the Security specified in such certificate shall have ceased to be outstanding.  Subject to Article 7, the fact and date of the execution of any such instrument and the amount and numbers of Securities held by the Person so executing such instrument may also be proven in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in any other manner which the Trustee may deem sufficient.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Registered Security shall be registered upon the Security Register for such series as the absolute owner of such Registered Security (whether or not such Registered Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Registered Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

Section 10.06                     Rules by Trustee, Paying Agent or Registrar.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Paying Agent or Registrar may make reasonable rules for its functions.

Section 10.07                     Payment Date Other Than a Business Day.  Except as otherwise provided with respect to a series of Securities, if any date for payment of Principal or interest on any Security shall not be a Business Day at any place of payment, then payment of Principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

Section 10.08                     Governing Law; Waiver of Trial by Jury.  THIS INDENTURE AND EACH SECURITY, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH SECURITY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).  EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 10.09                     No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company.  Any such indenture or agreement may not be used to interpret this Indenture.

Section 10.10                     Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.11                     Duplicate Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.12                     Separability.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.13                     Table of Contents, Headings, Etc.  The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 10.14                     Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Security or any coupons appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities and the coupons appertaining thereto by the holders thereof and as part of the consideration for the issue of the Securities and the coupons appertaining thereto

Section 10.15                     Communications by Holders with Other Holders.  Holders may communicate pursuant to Trust Indenture Act § 312(b) with other Holders with respect to their rights under this Indenture and any Securities issued hereunder.  The Company, the Trustee, the Registrar and any other Person shall have the protection of Trust Indenture Act § 312(c).

ARTICLE XI

SUBORDINATION OF SECURITIES

Section 11.01                     Agreement to Subordinate.  The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of a Security likewise covenants and agrees by his acceptance thereof, that the obligation of the Company to make any payment on account of the Principal and interest on each and all of the Securities shall be subordinate and junior in right of payment to the Company’s obligations to the holders of Senior Indebtedness to the extent provided herein, and that in the case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, all obligations to holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the Principal or interest on the Securities.  In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders of the Securities, together with the holders of any obligations of the Company Ranking on a Parity with the Securities, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid Principal and interest on the Securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of the Company Ranking Junior to the Securities.  In addition, subject to the provisions of Section 11.03, in the event of any such proceeding, if any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, shall be received by the Trustee or any Holder of the Securities before all Senior Indebtedness is paid in full and if such Securityholder or the Trustee, as the case may be, receiving such payment is aware at the time of receipt that all Senior Indebtedness has not been paid in full, then such payment or distribution shall, if received by any Securityholder, be held in trust for the benefit of the holders of Senior Indebtedness or, if received by the Trustee, shall be held by it and delivered forthwith to the trustee in bankruptcy, receiver, assignee, agent or other Person making payment or distribution of the assets of the Company, and, in each case, shall be applied to the payment of all Senior Indebtedness remaining unpaid, until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.  For purposes of this paragraph only, the words, “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other company provided for by a plan of reorganization or readjustment which are subordinated in right of payment to all Senior Indebtedness which may at the time be outstanding to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 11.

The subordination provisions of the foregoing paragraph shall not be applicable to amounts at the time due and owing on the Securities on account of the unpaid Principal or interest on the Securities for the payment of which funds have been deposited in trust with the Trustee or have been set aside by the Company in trust in accordance with the provisions of this Indenture; nor shall such provisions impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security the creation of which is not prohibited by the provisions of this Indenture.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Company with respect to the Principal or interest on the Securities.  The provisions of this paragraph shall not apply to any payment with respect to which the first paragraph of this Section 11.01 would be applicable.

The securing of any obligations of the Company Ranking on a Parity with the Securities or obligations Ranking Junior to the Securities shall not be deemed to prevent such obligations from constituting obligations of the Company Ranking on a Parity with the Securities or obligations Ranking Junior to the Securities.

The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section 11.01 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, or transfer, comply with the conditions set forth in Article 5.

Section 11.02                     Obligation of the Company Unconditional.  Nothing contained in this Article 11 or elsewhere in this Indenture is intended to or shall impair, as between the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay the Holders of the Securities the Principal and interest on the Securities when, where and as the same shall become due and payable, all in accordance with the terms of the Securities and this Indenture, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon an Event of Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

Section 11.03                     Notice to Trustee of Facts Prohibiting Payment.  The Company shall give prompt written notice to a Responsible Officer of the Trustee located at the Corporate Trust Office of the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities.  Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received at its Corporate Trust Office written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor, and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 11.03 at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the Principal or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it during or after such five Business Day period.

Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor).  In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 11.04                     Application by Trustee of Moneys Deposited with It.  Anything in this Indenture to the contrary notwithstanding, any deposit of moneys by the Company with the Trustee or any other agent (whether or not in trust) for any payment of the Principal or interest on any Securities shall, except as provided in Section 11.03, be subject to the provisions of Section 11.01.

Section 11.05                     Subrogation to Rights of Holders of Senior Indebtedness.  Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness until the Principal and interest on the Securities shall be paid in full.  For purposes of such subrogation, none of the payments or distributions to the holders of the Senior Indebtedness to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 11, or of payments over pursuant to the provisions of this Article 11 to the holders of Senior Indebtedness by Holders of the Securities or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness; it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 11.06                     Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness.  No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof with which any such holder may have or be otherwise charged.

Section 11.07                     Authorization of Trustee to Effectuate Subordination of Securities.  Each Holder of a Security, by his acceptance thereof, authorizes and expressly directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination provided in this Article 11 and appoints the Trustee his attorney-in-fact for any and all such purposes.

If, in the event of any proceeding or other action relating to the Company referred to in the first sentence of Section 11.01, a proper claim or proof of debt in the form required in such proceeding or action is not filed by or on behalf of the Holders of the Securities prior to fifteen days before the expiration of the time to file such claim or claims, then the holder or holders of Senior Indebtedness shall have the right to file and are hereby authorized to file appropriate claim for and on behalf of the Holders of the Securities; provided, that no such filing by any holders of Senior Indebtedness shall preclude the Trustee from filing such a proof of claim on behalf of the Holders of Securities.

Section 11.08                     Right of Trustee to Hold Senior Indebtedness.  The Trustee in its individual capacity shall be entitled to all of the rights set forth in this Article 11 in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.  Nothing in this Article shall subordinate to Senior Indebtedness the claims of, or any payments to, the Trustee under Section 7.07.

Section 11.09                     Article 11 Not to Prevent Events of Default.  The failure to make a payment pursuant to the Securities by reason of any provision in this Article shall not be construed as preventing the occurrence of a default or an Event of Default.

Section 11.10                     Article Applicable to Paying Agents.  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 11 shall in such case (unless the content otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 11.08 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 11.11                     Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11.

Section 11.12                     Trustee Not Fiduciary for Holders of Senior Indebtedness.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the

Company or to any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise.

Section 11.13                     Payment Permitted If No Default.  Nothing contained in this Article 11 or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the case of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to the Company referred to in Section 11.01, and except as required by any regulatory enforcement action of any governmental body relating to the Company, from making payments at any time of Principal or interest on the Securities or as provided in the third paragraph of Section 11.01.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

WINTRUST FINANCIAL CORPORATION as the Company Attest:

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as the Trustee

By:
Name:
Title: